EXHIBIT 10.15

August ___, 2004

INTERBREW S.A.

INTERBREW INTERNATIONAL B.V.

COMPANHIA DE BEBIDAS DAS AMÉRICAS - AMBEV

JALUA SPAIN S.L.

_________________________________

TRANSFER AGREEMENT

_________________________________

THIS TRANSFER AGREEMENT is made on August ____, 2004.

AMONG:

INTERBREW S.A., Vaartstraat 94, B-3000 Leuven, Belgium, a public limited liability company organized under the laws of Belgium

(hereinafter called “Interbrew”);

INTERBREW INTERNATIONAL B.V., Ceresstraat 19, 4811 CA Breda, The Netherlands, a corporation organized under the laws of the Netherlands

(hereinafter called “IIBV”);

COMPANHIA DE BEBIDAS DAS AMÉRICAS - AMBEV, Rua Dr. Renato Paes de Barros 1017, 04530-001, São Paolo, SP, Federative Republic of Brazil, a corporation organized under the laws of the Federative Republic of Brazil

(hereinafter called “AmBev”)

- and -

JALUA SPAIN S.L., Calle Juan Vara Teran 14, Santa Cruz de Tenerife, 38009 Spain, a corporation organized under the laws of the Kingdom of Spain,

(hereinafter called “Jalua”)

WHEREAS:

A.     IIBV is the registered and beneficial owner of one (1) share (the “Remaining Share”) in the capital of Labatt Holding ApS, a corporation organized under the laws of Denmark (“Labatt Holdco”).

B.     Interbrew, of which IIBV is an indirect wholly-owned subsidiary, entered into the Incorporação Agreement (as amended, supplemented or otherwise modified, the “Agreement”) on March 3, 2004 among AmBev, Labatt Brewing Canada Holding Ltd., a company organized under the laws of the Bahamas (“Mergeco”), and Labatt Brewing Company Limited, a corporation organized under the federal laws of Canada (“Labatt”).

C.     Pursuant to the Agreement, it was agreed that IIBV’s Remaining Share of Labatt Holdco would be transferred to Companhia Brasileira De Bebidas, a corporation organized under the laws of the Federative Republic of Brazil and a subsidiary of AmBev (“CBB”).

D.   AmBev desires that Interbrew cause IIBV to transfer the Remaining Share to Jalua instead of CBB at the Closing.

E.   Interbrew desires to cause IIBV to, and IIBV desires to, transfer the Remaining Share to Jalua instead of CBB at the Closing.

NOW THEREFORE THIS TRANSFER AGREEMENT WITNESSES that in consideration for the payment by Jalua to Interbrew of U.S.$1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties have agreed as follows:

ARTICLE I
TRANSFER OF REMAINING SHARE

1.1    Waiver of Provision to the Agreement. Interbrew and AmBev agree that Interbrew will cause IIBV to transfer the Remaining Share to Jalua instead of CBB at the Closing. Except as, and to the extent, expressly set forth in this Transfer Agreement, the Agreement (including, for the avoidance of doubt, Section 1.04 of the Agreement) shall remain unamended and in full force and effect.

1.2    Transfer of Share. At the Closing, (i) IIBV will transfer to Jalua and Jalua will accept from IIBV the Remaining Share and (ii) IIBV, Labatt Holdco and, if applicable, Jalua shall take all actions as may be necessary to effectuate such transfer in accordance with the laws of Denmark.

1.3    References to CBB in the Agreement. The references to CBS contained in Sections 1.04(b)(ii) and 3.06(b) of the Agreement shall hereinafter be deemed to refer to Jalua.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1    Representations and Warranties of IIBV. IIBV represents and warrants to Jalua, and acknowledges that Jalua is relying upon such representations and warranties in connection with the entering into and completion of this Transfer Agreement, that:

(a)	IIBV is a company validly subsisting pursuant to the laws of the Netherlands and has the corporate power and capacity to carry out the transactions contemplated hereby;

(b)
the execution and delivery by IIBV of, and the performance of IIBV’s obligations under, this Transfer Agreement and the completion by IIBV of the transactions contemplated hereby will not result in the violation of any applicable law or the terms or provisions of the constating documents of IIBV; and

(c)	this Transfer Agreement has been duly authorized, executed and delivered by IIBV and is a valid and binding obligation of IIBV enforceable against IIBV in accordance with its terms.

The representations and warranties of IIBV contained in this Transfer Agreement shall not survive the closing of the transactions contemplated by this Transfer Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF JALUA

3.1    Representations and Warranties of Jalua. Jalua represents and warrants to IIBV, and acknowledges that IIBV is relying upon such representations and warranties in connection with the entering into and completion of this Transfer Agreement, that:

(a)	Jalua is a company validly subsisting pursuant to the laws of the Kingdom of Spain and has the corporate power and capacity to carry out the transactions contemplated hereby;

(b)
the execution and delivery by Jalua of, and the performance of Jalua’s obligations under, this Transfer Agreement and the completion by Jalua of the transactions contemplated hereby will not result in the violation of any applicable law or the terms or provisions of the constating documents of Jalua; and

(c)	this Transfer Agreement has been duly authorized, executed and delivered by Jalua and is a valid and binding obligation of Jalua enforceable against Jalua in accordance with its terms.

The representations and warranties of Jalua contained in this Transfer Agreement shall not survive the closing of the transactions contemplated by this Transfer Agreement.

ARTICLE 4
MISCELLANEOUS

4.1  Amendment. This Transfer Agreement may not be amended or modified in any respect except by written instrument signed by each of the parties hereto.

4.2  Assignment. This Transfer Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other party hereto.

4.3  Capitalized Terms. Capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.

4.4  Counterparts. This Transfer Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. An executed counterpart of this Transfer Agreement delivered by fax or other means of electronic transmission shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

4.5      Entire Agreement. This Transfer Agreement, the Agreement and the Operative Agreements contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Agreement or Operative Agreements.

4.6      Severability. If any provision of this Transfer Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

4.7      Remedy. The parties’ sole and exclusive monetary remedy in connection with any failure to comply with the obligations under this Transfer Agreement or breach of any representation, covenant or agreement under this Transfer Agreement shall be a claim which shall be subject to the terms of the Agreement.

4.8      Arbitration. All disputes arising out of or in connection with this Transfer Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) in accordance with Section 9.09 of the Incorporação Agreement (whether or not such agreement remains in effect).

4.9       Governing Law. This Transfer Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York.

4.10      Further Assurances. Each of the parties agrees to make, do, execute, endorse, acknowledge and deliver or cause and procure to be made, done, executed, endorsed, acknowledged, filed, registered and delivered any and all further acts and assurances, including without limitation, any conveyance, deed, transfer, assignment, share certificate or other instrument in writing as may, in the opinion of either of them, be necessary or desirable to give effect to the transfer provided for and contemplated by this Transfer Agreement and to take all such other action as may be required or desirable for more effectual and complete vesting of the Remaining Share for the purpose of registration or otherwise.

4.11      Successors and Assigns. This Transfer Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, the parties have duly executed this Transfer Agreement as of the date first written above.

INTERBREW S.A.
By: /s/ Marc Gallet
Name: Marc Gallet Title: V-P Treasury & Risk Management

By: /s/ Pierre Winand
Name: Pierre Winand Title: V-P Planning & Control

INTERBREW S.A. INTERNATIONAL B.V.
By: /s/ Catherine Noirfalisse
Name: Catherine Noirfalisse Title: Legal Counsel

By: /s/ Marc Gallet
Name: Marc Gallet Title: V-P Treasury & Risk Management

COMPANHIA DE BEBIDAS DAS AMÉRICAS - AMBEV
By: /s/ José Adilson Miguel
Name: José Adilson Miguel Title: Resale Officer

By: /s/ Pedro de Abrev Mariòni
Name: Pedro de Abrev Mariòni Title: General Counsel

JALUA SPAIN S.L.
By: /s/ Claudio Brar Ferro
Name: Claudio Brar Ferro Title: Industrial Officer

By: /s/ Carlos Alves de Brilo
Name: Carlos Alves de Brilo Title: General Officer